UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2011

DREAMS, INC.

(Exact name of registrant as specified in its charter)

Utah	001-33405	87-0368170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 South University Drive, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 377-0002

Registrant’s facsimile number, including area code: (954) 475-8785

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

On December 13, 2011, Dreams, Inc. (the “Company”) held its 2011 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholder re-elected each of the Company’s directors for the following year as follows:

Name	Shares For	Shares Against	Abstain	Broker Non-Votes
Sam D. Battistone	19,816,937	0	6,274,074	13,501,134
Ross Tannenbaum	26,060,589	0	30,422	13,501,134
Dale Larsson	26,059,889	0	31,122	13,501,134
David Malina	26,059,889	0	31,122	13,501,134
Steven Rubin	19,657,416	0	6,433,595	13,501,134

In addition, at the Annual Meeting the Company’s shareholders ratified the Company’s appointment of Goldstein, Schechter & Koch, P.A., as the Company’s independent certified accountants for the year ending December 31, 2011, as follows:

Total Shares Present	Shares For	Shares Against	Abstain	Broker Non-Votes
40,542,757	40,421,717	76,054	43,874	0

ITEM 7.01	Regulation FD Disclosure

A copy of the shareholder presentation given at the Annual Meeting is furnished as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Copy of Shareholder Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 14, 2011	DREAMS, INC.

	By:	/s/ Ross Tannenbaum
Ross Tannenbaum
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Copy of Shareholder Presentation

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